Exhibit 10.39
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
This First Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of December 19, 2018 by and among ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC as Borrowers and as Guarantors, the LENDERS party hereto, and NATIONAL AUSTRALIA BANK LIMITED, as Administrative Agent.
RECITALS
A.    The Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of August 16, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended a revolving credit facility to the Borrowers. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Loan Parties have notified the Administrative Agent and the Lenders of their request to amend the Credit Agreement as set forth below, but otherwise have the Credit Agreement remain in full force and effect.
C.    In accordance with Section 10.02(b) of the Credit Agreement, the Loan Parties, the Administrative Agent and the Required Lenders have agreed to amend the Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.    Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below:
a.    Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:
“First Amendment” means the First Amendment to Revolving Credit Agreement, dated as of December 19, 2018, in respect of this Agreement by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” has the meaning assigned to the term “Effective Date” in the First Amendment.
“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated on or about the First Amendment Effective Date, by and among the Parent, Kenmare Holdings Ltd., Enstar (US Asia-Pac) Holdings Limited and Enstar Holdings (US) LLC, the lenders party thereto, Wells Fargo Bank, National Association and the other parties party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Term Loan Credit Documents” means the Term Loan Credit Agreement and any other document, instrument, certificate and agreement entered into in connection therewith, including any fee letters, promissory notes and guarantor joinder agreements.
b.    Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth below:
SECTION 6.08 Certain Restrictive Agreements. Except for limitations imposed by the Loan Documents and the Term Loan Credit Documents or pursuant to any applicable laws, rules or regulations of any Governmental Authority or other insurance regulatory body, each Loan Party will not, and will not permit any Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, limits the ability of (a) any Subsidiary to make Restricted Payments to a Loan Party or to otherwise transfer property to a Loan Party, (b) any Subsidiary to Guarantee Indebtedness of a Loan Party or (c) a Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.01 solely to the extent that any such negative pledge relates to the property financed by or the subject of such Indebtedness; provided, further, that this clause (c) shall not prohibit any provision in a joint venture agreement limiting Liens on equity interests in such joint venture so long as (i) such provision applies only to such joint venture and the equity interests in such joint venture, and (ii) with respect to any joint venture subject to such a covenant limiting Liens on the equity interests in such joint venture and entered into by a Loan Party or Subsidiary after August 16, 2018 (a “Prospective JV”), (1) the aggregate amount of Investments in such Prospective JV by the Loan Parties and Subsidiaries after August 16, 2018 does not exceed 10.0% of the Consolidated Net Worth of the Parent, and (2) the aggregate amount of Investments in all Prospective JVs by the Loan Parties and Subsidiaries does not exceed 20.0% of the Consolidated Net Worth of the Parent (it being understood and agreed that (x) clause (1) above shall be tested each time a Loan Party or Subsidiary makes an Investment in a Prospective JV after August 16, 2018 on a pro forma basis after giving effect to such Investment, (y) clause (2) above shall be tested each time a Loan Party or Subsidiary makes an Investment in a Prospective JV after August 16, 2018 on a pro forma basis after giving effect to such Investment, and (z) the amount of any Investment in a Prospective JV will be determined immediately following the most recent Investment in such joint venture by any Loan Party or Subsidiary and shall equal the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and net of any dividends, distributions or other returns of capital or repayments of principal received in respect of such Investment or the proceeds of any Dispositions received in respect of such Investment. For purposes of the foregoing, any joint venture separately named in a writing delivered by the Parent to the Administrative Agent shall not be deemed to be a Prospective JV upon the written consent of the Required Lenders.
c.    Section 9.07 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth below:
SECTION 9.07 Subordination of Other Obligations. Any Indebtedness of any Loan Party or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations.
2.    Representations and Warranties. Each Loan Party hereby represents and warrants, as of the date of this Amendment, that:
a.    The representations and warranties in each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof;
b.    The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Loan Party; this Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;
c.    The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Law applicable to such Loan Party, (c) will not violate or result in a default under any other material Contractual Obligation binding upon such Loan Party or affecting its assets, and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party; and
d.    No Default has occurred and is continuing or would result after giving effect to this Amendment.

3.    Ratification and Confirmation of Loan Documents.
a.    Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.
b.    Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under the Loan Documents to which it is a party shall not be impaired or affected and such Loan Documents and all promissory notes and all other instruments, documents and agreements entered into by such Loan Party in connection with such Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
c.    Each Loan Party further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendment to the Credit Agreement, except to the extent that the consent of such Loan Party to such amendment is expressly required under the Credit Agreement.
d.    Upon the effectiveness of this Amendment, each Lender shall continue to be a party to the Credit Agreement as a Lender.
4.    Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Required Lenders and the Administrative Agent:
a.    The Administrative Agent shall have acknowledged receipt of a counterpart of this Amendment signed on behalf of each Loan Party and the Required Lenders.
b.    Each Loan Party shall have paid all reasonable and documented costs and expenses of the Administrative Agent (including the legal fees and expenses of Ashurst LLP) in connection with the preparation, execution, delivery and administration of this Amendment.
5.    Miscellaneous.
a.    The Loan Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Administrative Agent and the Lenders to deliver this Amendment.
b.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.
c.    This Amendment is a Loan Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Credit Agreement shall be modified accordingly. No course of dealing on the part of the Administrative Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Administrative Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Loan Parties of any provision of the Loan Documents shall not affect any right of the Administrative Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent and/or the Lenders, as applicable, pursuant to and in accordance with the Loan Documents, including, without limitation, Section 10.02 of the Credit Agreement. No other person or entity, other than the Administrative Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.
d.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 10.09 and Section 10.10 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.

e.    If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.
f.    This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Required Lenders have caused this Amendment to be executed as of the date first written above.

ENSTAR GROUP LIMITED
as a Borrower and as a Guarantor

By /s/ Guy Bowker
Name: Guy Bowker
Title: CFO

KENMARE HOLDINGS LTD.
as a Borrower and as a Guarantor

By /s/ Duncan Scott
Name: Duncan Scott
Title: Director

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Borrower and as a Guarantor

By /s/ C. Paul Thomas
Name: C. Paul Thomas
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Borrower and as a Guarantor

By /s/ Jennifer Miu
Name: Jennifer Miu
Title: CFO

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as a Lender

By /s/ Matthew Waters
Name: Matthew Waters
Title: Associate Director

BARCLAYS BANK PLC,
as a Lender

By /s/ Eoin Naughton
Name: Eoin Naughton
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ William R. Goley
Name: William R. Goley
Title: Managing Director

SUNTRUST BANK,
as a Lender

By /s/ Doug Kennedy
Name: Doug Kennedy
Title: Director

JPMORGAN CHASE BANK, N.A.,
as a Lender

By /s/ Hector J. Varona
Name: Hector J. Varona
Title: Executive Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By /s/ Sarah Salih
Name: Sarah Salih
Title: Managing Director, Financial Institutions Group

ING BANK N.V., London Branch
as a Lender

By /s/ M. Groen
Name: M. Groen
Title: Director

By /s/ M.E. Sharman
Name: M.E. Sharman
Title: Managing Director

LLOYDS BANK PLC,
as a Lender

By /s/ Sarah Chant
Name: Sarah Chant
Title: Associate Director

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Administrative Agent

By /s/ Marie P. Healey
Name: Marie P. Healey
Title: Associate Director